REGISTRATION NO: 333-108190

                      SECURITIES AND EXCHANGE COMMISSION
           SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549


                             Amendment Number 2 to
                                 Form SB - 2/A
                   Amended Form SB - 2REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                               ELDERWATCH, INC.
            (Exact name of registrant as specified in its charter)

             Florida                   0273                   65 - 0891381
(State or other jurisdiction of (Primary Standard Industrial    (IRS Employer
incorporation or organization)   Classification Code Number)  Identification
                                                                    No.)

     2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322

                                (954) 741-4157
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:                       With a Copy to:
Allan Weiss                              Joseph I. Emas
Elderwatch, Inc.                         Attorney At Law
2881 North Pine Island Road              1224 Washington Avenue
Building 65, Suite 203                   Miami Beach, Florida 33139
Sunrise, Florida                         (305) 866-3360
(954) 741-4157                           (305) 531-1274 FAX

(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                   CALCULATION OF REGISTRATION FEE


                          Proposed     Proposed
             Amount       Maximum      Maximum       Amount of
Title of     to be        Offering     Aggregate     Registration
each Class   Registered   Price        Offering      Fee
of                        per unit     price
Securities
to be
registered


Common       957,000      $ .25 per    $239,250.00   $ 56.00 (1)
stock        shares       share

  (1)  Amount previously paid.

  We will establish an escrow account and a minimum subscription of $50,000. Should this amount not be reached all funds will be returned promptly to subscribers without deductions or interest.

No exchange or over-the-counter market exists for Elderwatch, Inc. common stock. The average price paid for Elderwatch, Inc. common stock was $.0139 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.



SUBJECT TO COMPLETION
                                  Prospectus
                                           , 2003

                               ELDERWATCH, INC.

                        957,000 shares of common stock
      to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Elderwatch, Inc. and no public market currently exists for these shares. Elderwatch, Inc. is offering for sale up to eight hundred thousand shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.
________________________________________________________________
Price to Public             Underwriting  Commissions    Proceeds to
Elderwatch, Inc.
Per Share: $0.25 per share                    $0              $0.25 per share
Total Offering:$0.25 per share                $0              $236,500
______________________________________________________________________________

We will establish an escrow account and a minimum subscription of $50,000. Should this amount not be reached all funds will be returned to subscribers without deductions or interest. Upon achieving the minimum subscription, the proceeds of this offering shall be put to use by Elderwatch, Inc. upon receipt. See "Use of Proceeds" on page 11.

This Prospectus covers the proposed offer and sale of up to 800,000 shares of common stock of Elderwatch, Inc. ("we", "us", "our" or the "Company") by the Company and 157,000 shares of common stock of Elderwatch, Inc. by selling shareholders. There is no minimum subscription. The offering will be open for a period of twelve months from the date of the prospectus until March 12, 2005, although we may extend the offering for 60 additional days. No minimum offering amount has been established. The common stock will be sold through the officers and directors of the Company on a best efforts basis.


This investment involves a high degree of risk. See "Risk Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               TABLE OF CONTENTS

                               ELDERWATCH, INC.

Summary Information .....................................................5
Risk Factors............................................................ 8
Use of Proceeds.........................................................12
Determination of Offering Price..........................................9
Dilution.................................................................9
Selling Security Holders................................................10
Plan of Distribution....................................................11
Legal Proceedings.......................................................11
Directors, Executive Officers, Promoters and Control Persons............11
Security Ownership of Certain Beneficial Owners and Management..........12
Description of Securities...............................................13
Disclosure of the Commission Position on the Indemnification
for Securities Act Liabilities..........................................15
Organization Within Last Five Years.....................................15
Description of Business.................................................15
Management's Discussion and Analysis or Plan of Operation...............20
Description of Property.................................................21
Certain Relationships and Related Transactions..........................21
Market for Common Equity and Related Shareholder Matters................21
Executive Compensation..................................................21
Financial Statements....................................................21
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure.....................................29



                              Prospectus Summary

Elderwatch, Inc. is a corporation formed under the laws of the state of Florida on November 18, 1998. Our principal offices are located in Sunrise, Florida.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes. This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members.

On November 18, 1998, we were formed for the purpose of establishing a business that would provide assistance for senior citizens, particularly in Florida, Arizona and California. We intend to offer regular visits to the elderly in whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention. These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family. We believe that the implementation of our services will result in the better treatment for our elderly clients, peace of mind for the family of our clients and financial savings for the clients as a result of our oversight.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes. This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members. Our purpose is to observe and report on the general conditions of the facility and the resident or patient.

We will provide the elderly regular visits, assist in problem solving and endeavor to protect our clients from being victimized. For elderly in assisted living facilities, we intend to provide a monitoring service that attempt to make certain that the patient/client gets properly dressed, takes medication(s) properly and as scheduled and meals properly provided. For elderly in nursing homes, we intend to provide a relatively inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment.
Enhancing our mandate is to observe and report, our visits are randomly scheduled, adding further chances to find sub-standard treatment, if present. While the cost of the service shall be determined, it is intended to make the service affordable for our clients.


Elderwatch, Inc. is in the development stage and has had no revenues. To date, we have not commenced operations. Since inception, our president has concentrated his efforts on research of the marketplace of our services and preparing our business strategy. The implementation of our business strategy is reliant on our ability to raise capital in this offering. See "Risk Factors" and
"Implementation of the Business Plan"


Name, Address and Telephone Number of Registrant

Elderwatch, Inc.
2881 North Pine Island Road
Sunrise, FL 33322
The Offering
(954) 741-4157

    Price per share offered     ..........                           $0.25
    Shares of common stock offered by the company                  800,000
    Shares of common stock offered by selling shareholders         157,000
    Shares of common stock outstanding after the offering........2,307,000
     (assuming all shares are sold)
      Use of proceeds - to fund marketing and exposure of the services offered to the elderly and/or their families.

                         SUMMARY FINANCIAL INFORMATION
The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from January 1, 2003 through December 31, 2003 and balance sheet date to December 31, 2003, are derived from, and are qualified by reference to, our financial statements which have been compiled by Janet Loss, our independent public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period.




Summary Financial information

                                   From January 1, 2003
                                   through December, 2003

Net Income (Loss) from Operating Activities                 ($24,432.00)
Net Income (Loss) per Common Share                            ($   0.015)
Total Shareholders Equity                                     $1,568

Balance Sheet Data                      As of December 31, 2003

Cash and Cash Equivalents                                     $1,568
Total current assets                                          $1,568
Total liabilities                                              $0.00
Total stockholders' equity and additional
paid in capital                                              $24,288
Total liabilities and stockholders' equity
and additional paid in capital                                $1,568








                                 Risk Factors

Risks related to our business.

We have had losses since inception and expect such losses to continue for the foreseeable future.

Elderwatch, Inc. has never had any revenues. Costs were incurred when the business was set up and further costs were incurred as a result of developing marketing data for the services offered. We have raised enough additional capital to pay the anticipated costs of this offering, including audit, legal and filing fees. We will not have any substantial cash reserves until at least a substantial portion of this offering is subscribed to. If at least 50% of this offering is not completed, we will be unable to get into business. This could have a serious effect on the price of our stock.

Once we get into business and sales begin, we still expect to lose money for an indeterminate period of time. We will record losses until net proceeds from our services exceed our expenses. Until these net proceeds are realized any and all reserved funds will be used up. You should consider these facts carefully before investing. Because we have had losses since inception and expect such losses to continue for the foreseeable future, there is no assurance of when, if ever, we will be profitable and therefore, you could lose your investment.

We do not have substantial assets and are totally dependent upon the proceeds of this offering.

During the year 2002, our funding has been limited to $25,000, an amount we estimate will be necessary or cover the costs associated with this filing and subsequent amendments. Our only asset is the concept and business plan and some primary development of marketing data during 1999. Management estimates that total expenses for the year following the completion of this offering will amount to approximately $100,000 or 50% of the total proceeds from this offering. Our inability to raise the entire proceeds of this offering could result in a complete loss of your investment. There can be no assurances that we can raise the additional funding needed to implement our business plan or that the unanticipated costs will increase the allocation to the total expenses for the year following the completion of this offering.


We do not have any additional source of funding for our business plan and may be unable to find any if needed.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:
       1.   cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plan or that the company will be profitable as a result and therefore, you could lose your investment. Failure to raise sufficient capital or find additional funding would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.


We are dependent on one director who will not devote full time and attention to our affairs which could cause delays or business failure.

Our sole officer and director has recently retired and will devote whatever portion of his time to our affairs as necessary, currently estimated to be no more than two to three hours per week. Once we are fully funded, he will devote all his time to our business. If we should lose his services it may hamper our ability to put our business plan into effect and as a result your stock could become worthless. We will be heavily dependent on our director for the success of our enterprise. His inability to act for any reason could seriously harm the business and your investment, resulting in a possible loss of profits and decrease or loss in your investment.


We have no employment agreement with our sole officer and director

We have no employment agreement with our sole officer and director and there can be no assurance that he will continue to manage our affairs in the future. Should he encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment. There are no assurances that we can or will develop another key person to replace our sole officer and director, resulting in an adverse effect on our business and operation in the event of the loss of our sole officer and director. Loss of our sole office and director will likely have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Dependence on one officer and director who has no experience in the marketing of our particular service could cause delays or failure of our business.

The service we offer is an intangible. Marketing such a service is quite different from selling a physical commodity. While our director has established a track record in other business endeavors he has never sold or marketed an intangible, including no experience in the field of elderly care. Should our director not be able to make the transition it could prevent us from
ever being profitable.   The inability of our director to market our services
would have a material adverse effect on our business, financial condition and operating results.

Our director and control person own 58.5% of our outstanding common stock.

Because our directors will own 58.5% of our outstanding common stock, presuming all the shares of common stock in this offering are sold, they will make and control corporate decisions that may be disadvantageous to other minority shareholders. Mr. Weiss, our sole director and Mr. Salsky, a shareholder with greater than 5% of the issued and outstanding shares of common stock, provided they vote in unison, will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Weiss and Mr. Salsky may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Conflicts in corporate decisions may result in the company being unable to make timely business decisions, and, consequently, have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Neither the elderly nor their families may be interested enough to pay for our services.

Most elderly persons are on a fixed income and as a result may feel that they are unable to afford our services. Families of the elderly may not feel the obligation to check up on their aged parent's or relative's welfare. Like most services we are entirely dependent on someone valuing the service we render enough to justify the expenditure it requires. Should either group, the families of the elderly or the elderly themselves, decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations. Please consider these points carefully when thinking of investing. Such a failure to accept our services may materially and adversely affect our business, financial condition and results of operations and result in decreased or negligible revenues, which, in turn, may result in the entire loss of your investment.




We cannot predict when or if we will produce revenues

Currently, the company is not offering any services. In order for the company to commence its business plan, it must initially raise capital though this offering. The timing of the completion of the milestones needed to commence operations and generate revenue is contingent on the success of this offering (see "Milestones") and the acceptance of our services. There can be no assurances that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you may lose all of your investment. Failure to generate sufficient revenue would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.



Risks relating to the securities market

Our common stock has no prior market .

There is presently no demand for the common stock of our company.  There is
presently no    public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. . If no market is ever developed for our common stock, it will be difficult our investors to sell their common stock. In such a case, our investors may find that they are unable to achieve benefits from their investment or liquidate their investment without considerable delay, if at all. The failure to be quoted on a market may mean your common stock will not have a quantifiable value and may be difficult, if not impossible, to resell, resulting in an inability to realize any value from your investment.

There is no liquidity for our common stock and resale of your shares may be difficult.

The trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained, resulting in a loss on your investment. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common
stock could fall.   There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment. The failure to generate demand for our common stock may mean your common stock, while it may have value, will not be liquid and may be difficult, if not impossible, to resell.




                          Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.
You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.







                                Use of Proceeds

                    Sale of 100% of   Sale of 50% of  Sale of 25% of  Sale of
10% of
                     issuer stock      Issuer stock    Issuer stock    Issuer
stock
                        offered:         offered:        offered:
offered:


Gross Proceeds        $200,000         $100,000         $50,000        $20,000

Use of proceeds:
Start up costs
(office equipment,
Telephone system,
computers software)     30,000          30,000           5,000              -0-
Advertising and
Public Relations*      120,000          60,000          45,000              -0-
Working Capital         50,000          10,000             -0-          20,000**

Total Use of Proceeds  200,000        $100,000         $50,000          $20,000

**The proceeds of this Offering will not be used to compensate potential representatives. Representatives will be compensated from generated revenue.

* Advertising and public relations costs include, but is not limited to, costs associated with print advertising in churches or synagogue bulletins and advertisements in distribution pamphlets produced by civic groups along with associations for the elderly in retirement markets and costs associates with public relations through activities and informational programs for religious and civic organizations. Specifically:

Advertising: Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations: Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country. Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country. Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

As the four scenarios above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.
- If we only sell 400,000 common shares, our start up costs our start up costs would remain the same but our advertising, public relations and working
     capital would be reduced.
- If we sell only 200,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies, we would be forced to operate out of the residence of our sole officer and director and all advertising would be eliminated and all promotion money would be spent on attempting to get free media exposure through PR.
- **If we sell only 80,000 of our common shares we will not be able to implement our business plan and other alternatives would be sought, including, but not limited to, finding a candidate for acquisition that seeks access to the public marketplace and its financing sources, selling debt instruments, or locating a venture capital investor.

The expenses incurred or (expected) relating to this Registration Statement have been raised and are reserved against this expense.


Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Elderwatch, Inc. if they were all sold at a specific price at the same time).

Dilution

Elderwatch, Inc., prior to this offering has 1,507,000 shares of stock issued and outstanding. 157,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

                                     Percentage    Percentage   Percentage
                      Percentage     of            of Shares    of Shares
               Price  of             Consideration Held (50%    Held (100%
               Paid   Consideration  on (100%      Subscription Subscription)
                      on (50%        Subscriptioon
                      Subscription)

Present      0.0146                      09.87       79.03       65.33
Shareholders             17.97
ers
Investors    $0.25                       90.13       20.97       34.67
in This                  82.03
Offering


The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

                              Before         After 50%      After 100%
                              Offering       of Offering    of Offering

 -    Net tangible book value   $ 0.0139     $ 0.064            $ 0.096

 -    Increase in net                 NA     $ 0.050            $ 0.082
      tangible book value

 -    Dilution factor                 NA     $ 0.186            $ 0.154

The above table indicates that the net tangible book value of Elderwatch is
1.39 cents. If half of this offering is subscribed to, you would lose 18.6 cents value of the 25 cents you paid. If all of the offering were completed you would still lose 15.4 cents of the 25 cents you invested.



Selling security holders

The selling shareholders named in this prospectus are offering all of the 157,000 shares of common stock offered through this prospectus.
These shares were acquired from us in a company offered private placement in June, 2003 that was exempt from registration under the Securities Act of 1933. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers, our company or our management.

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:


                                    Number  No.
                Position   Number     of    of      Percent
                with       of       Shares  Shares  After
Name            Company    Shares  Offered  s       Sale
                           Owned            After
                                            Sale

Claudel Juman   None       10,000  10,000   -0-      -0-

                           10,000  10,000
Michael R.      None                        -0-      -0-
Kerster
Darcy Lard                   2,000
                None                 2,000  -0-      -0-

Lisa Hutcheson                       2,000
                None         2,000          -0-      -0-

Hank Olson                           2,000
                None         2,000          -0-      -0-

Patricia Weed                2,000   2,000
                None                        -0-      -0-

Mark Weed                    2,000   2,000
                None                        -0-      -0-

Cynthia Weed                 2,000   2,000
                None                        -0-      -0-

Timothy Wong                 5,000   5,000
                None                        -0-      -0-

Beverly McCrery              3,000   3,000
                None                        -0--     -0-

Fred McCrery                 6,000   6,000
                None                        -0-      -0-

Anne L. Scudder              3,000   3,000
                None                        -0-      -0-

Dennis R.       None         3,000   3,000  -0-      -0-
Scudder

Debbie Whitlock  None       3,000    3,000  -0-      -0-

Rachael Hodyno   None     10,000   10,000   -0-      -0-

Rebecca Kerster  None     10,000   10,000   -0-      -0-

Fred R. McCrery  None       3,000    3,000  -0-      -0-
Jr.

Jean Kuykendal   None       3,000    3,000  -0-      -0-

Clive            None       1,000    1,000  -0-      -0-
Benjafield

Walter Hodyno    None       5,000    5,000  -0-      -0-

Stephen          None       1,000    1,000  -0-      -0-
Mitchell

Yvonne           None       5,000    5,000  -0-      -0-
Calasanti

Andrew           None       1,000    1,000  -0-      -0-
Cleminson

Linda S. Segal   None       1,000    1,000  -0-      -0-

Mary E. Paddon   None       1,000    1,000  -0-      -0-

David S. Hart    None       1,000    1,000  -0-      -0-

Bruce J.         None     10,000   10,000   -0-      -0-
Kerster

Kennedy Kerster  None     10,000   10,000   -0-      -0-

Lawson M.        None     40,000   40,000   -0-      -0-
Kerster

Shareholders Darcy Lard, Mark, Patricia and Cynthia Weed, Lisa Hutcheson and Hank Olson are all residents of Montana and were referred by shareholder John Bauska, a friend of the Company's president.

Fred McCreery Sr. and Jr., Dennis and Anne Scudder, Debbie Whitlock and Jean Kuykendal are all residents of Georgia and were referred by shareholder John Bauska.

Kennedy, Michael, Bruce and Rebecca Kerster and Rachael Hodyno are the five children of shareholder Lawson Kerster, friend of the Company's president.

Claudel Juman and Walter Hodyno are in-laws of Lawson Kerster.

Timothy Wong, Yvonne Calasanti, Steven Mitchell, Clive Benjafield, Andrew Cleminson, Linda Siegal, Mary Paddon, David Hart, John Azzolini and Ralph Biggar are friends of the Company's president.

Plan of Distribution

Plan of Distribution for the Company.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits the officers and directors of Elderwatch, Inc. to sell directly to the public, with no commission or other remuneration payable. At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s). There are no plans or arrangements to enter a contract to sell with a broker/dealer.

Management has plans to buy shares of common stock in this offering. However, no subscription by a member of management will be accepted for or credited to the minimum subscription amount.

No public market currently exists for shares of our common stock. We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.

Currently, the persons offering the securities on our behalf will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Plan of Distribution for the Selling Shareholders.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

    1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The   shares   may   also   be sold in compliance with   the   Securities   and
Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

In connection with distributions of the shares, the selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders also may sell the shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such shares. The selling stockholders also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We  are  bearing all costs relating to the registration  of  the  common stock.
The  selling  shareholders, however, will pay any commissions   or  other  fees
payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

   1. Not engage in any stabilization activities in connection with our common stock;

    2.    Furnish  each  broker or dealer through which common  stock  may   be
offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

   3.   Not bid for or purchase any of our securities or attempt to induce  any
person   to purchase any of our securities other than  as  permitted under  the
Securities Exchange Act of 1934, as amended.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The  penny  stock  rules require a broker-dealer, prior to a transaction  in  a
penny   stock   not   otherwise   exempt   from   those   rules,   deliver    a
standardized risk disclosure document prepared by the Commission, which:

    - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
    - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
    -     contains  a toll-free telephone number for inquiries on  disciplinary actions;
    - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
    -      contains  such  other information and is in  such  form   (including
language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation;

The   broker-dealer also must provide, prior to effecting any transaction in  a penny stock, the customer:

   -    with bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;
   -    the number of shares to which such bid and ask prices apply, or
   - other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


Terms of the Offering

Our offering and the offering by our selling shareholders shall be sold at the fixed price of $0.25 for the shares of common stock until the completion of this offering. After the offering, and the selling shareholders shall may sell their common stock at the prevailing market prices or privately negotiated prices.


Blue Sky

The company intends to sell the common stock in ____________________


The selling shareholders intend to sell their common stock in Georgia,
______________


The company will register the common stock for sale in Georgia, ________________ or rely on an exemption from state registration. No shares of common stock have been registered as of this date.



Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Elderwatch, Inc. or is any contemplated.


Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Elderwatch, Inc. are as follows:

Name                     Age       Positions Held and Tenure

Allan Weiss              64        President and director since
                                   November 1998
                                   Secretary/Treasurer/ Principal
                                   Accounting Officer since November 2002*

*Gerry Salsky, a founding stockholder and Secretary/Treasurer since inception resigned from the board in November 2002.

The director named above will serve until the first annual meeting of Elderwatch, Inc. stockholders. Thereafter directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the director and officer of Elderwatch, Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical information

Allan Weiss

Mr. Weiss, aged 64, has been in semi-retirement for the past several years

From January 1995 to the present he has acted as a consultant to several clothing manufacturers in Canada and the United States while residing in Florida.

Mr. Weiss is not involved with any other development stage companies.

From 1979 through 1994 he was the sole shareholder and president of Pret a Portrait Ltd. a design and marketing firm involved in the clothing industry in Montreal, Quebec and also was involved with the importation and manufacture of women's and children's clothing. .

From 1973 through 1977 Mr. Weiss was president of Rallan Industries Inc., Vancouver, BC, a firm that manufactured and distributed chemical products. During that same period of time he also served as sole proprietor of Airway Carpet Service, specializing in serving the airline industry.

From 1960 to 1973 Mr. Weiss was a partner in Myra Juniors, a Montreal based dress manufacturer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Elderwatch, Inc. Also included are the shares held by all executive officers and directors as a group.

                                   Number of            Percent of
                                   Shares Owned
 Name and Address                  Beneficially*        Class Owned*

Allan Weiss**                          850,000             56.04%
2881 North Pine Island Road
Building 65, Suite 203
Sunrise, FL 33322

Gerry Salsky                           500,000              33.2%
88 Whitehorn Crescent
North York, Ontario
Canada  M2J 3B2

All directors and executive
Officers as a group (one person)       850,000             56.04%


*Based on 1,507,000 shares of common stock issued and outstanding.
**The person listed is the sole officer and director of Elderwatch, Inc.

In the event all the shares of common stock are sold in this offering, Messrs. Weiss and Saisky would have a combined total of 1,350,000 of the 2,307,000 shares of common stock issued and outstanding, or 58.5%.

Conflicts of Interest

Our officer and director will only initially devote a small portion of his time to the affairs of Elderwatch, Inc. currently estimated to be no more than two to three hours per week. There will be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel. If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our sole director to resolve potential conflicts in an arms-length fashion. We must rely on him to use his discretion to resolve these conflicts.

Description of securities

Common stock.

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 100,000,000 shares of common stock. Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from
time to time by the Board of Directors out of legally available funds.   In the
event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of Elderwatch, Inc. common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 10,000,000 shares of preferred stock, $.0001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

Transfer Agent

Elderwatch, Inc. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should Elderwatch, Inc. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Florida law, Elderwatch, Inc.'s Articles of Incorporation provide that Elderwatch, Inc. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Florida, Elderwatch, Inc.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Florida Uniform Commercial Code or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Elderwatch, Inc. pursuant to provisions of the State of Florida, Elderwatch, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Organization within the last five years

Elderwatch, Inc. was incorporated in the State of Florida on November 18, 1998 and is in the early stages of development. From inception the only activities of Elderwatch, Inc. have been the development of its business plan, some development if marketing data. and the preparation for this registration statement. We have no revenues nor do we have any expectation of revenues until the completion of this offering and the commencement of business. There is no assurance of when, if ever, Elderwatch, Inc. will realize any revenues.

Description of business

On November 18, 1998 Elderwatch, Inc. was formed after research indicated to our president and director that there was a need for the services offered by our company. Management believes that thousands and thousands of retired and elderly migrate to the three main retirement areas of the United States, Florida, Arizona and California.

Both prior to November 18, 1998, our date of incorporation and after incorporation, our president and director conducted numerous interviews with elderly individuals, their families and researched countless articles relating to the services we intend to offer. In addition, our president and director, through consultations and observations with the elderly and their families developed a strategy and marketing data to assist in pricing and marketing the services to be offered.

Management believes that, in many cases one or both of the retirees to whom we focus our services become sick or one of the partners passes on leaving a survivor to go on with life. We presume, and our anecdotal evidence substantiates, as he or she grows older, they will need help to cope with everyday tasks. Some will have help come in to their present accommodation. Some will go into an assisted living facility and some will spend their final days in a full-care nursing home. Some, due to economic circumstances, will be forced to be near to their children whose help will be essential to them.

Of the couples or widowed survivors that remain on their own, we believe they will need some sort of assistance. In addition, we believe that their families will be concerned about their elderly parent(s) welfare. Presumably, for many families, the cost to such families of traveling to visit their parents frequently is prohibitive. However, our services can augment less frequent visits at, what management believes, is an affordable price.

Elderwatch does not pretend to replace all of these visits. We offer regular visits to whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention. These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family. We presume that the results will be better treatment for the elderly and peace of mind for the family in a cost effective manner.

There are two basic types of nursing homes: private and publicly owned. Some private homes take State-paid or State-subsidized patients. Some do not.

Our Markets

Our business plan calls for three main markets: Florida, California and Arizona.
Our first operation will be in the state of Florida. Management believes that, based on anecdotal evidence, that we can become established rapidly in Florida since we believe that retirement homes and communities in Florida will be more receptive to our services.


In each of the states mentioned we see three separate needs that we will attempt to fill:
-    Elderly living independently
-    Elderly in assisted living facilities
-    Elderly in nursing homes

We have incorporated the Company, done considerable compiling of news paper articles concerning the elderly, talked to over one hundred retirees (friends, acquaintances and strangers) concerning their expectations, fears and family. From this we concluded that there was and is an important niche to be filled and a large market for our services.

Florida was selected as our first operation for the following reasons:

1)   Mr. Weiss, our President is a resident of the State of Florida:
2)   Florida has the highest concentration of retirees in the United States;
3) It would be considerably more expensive to initially establish the business in California or Arizona.

Elderly living independently

Our anecdotal research has indicated that one of the great problems facing elderly people who are physically and mentally able to cope with living independently is loneliness. In many cases they simply outlive their friends and acquaintances and find themselves alone. Our service will provide them with regular visits. We will assist in problem solving and endeavor to protect our clients from being victimized in cases an elderly person can be at a
disadvantage.   We cannot guarantee that we will prevent victimization or abuse of the elderly in our care, and we intend to disclaim all liability in that regard in any service contract that we may use. We presume that regular visits will allow additional oversight into the client's day-to-day activities and such additional oversight will discourage potential abuse by a perpetrator who realizes that we can become aware of any improper actions. Our regular visits will also provide our clients with very important social contact on a regular basis. Our research has revealed that just sitting down for a cup of tea or coffee with a visitor is an important highlight. In many cases the elderly themselves - not their families - will retain us.

Our market research has been driven by a combination of personal conversations with the elderly and their relatives and by absorbing and collecting stories in the Florida media. The area surrounding our main place of business in the City of Sunrise, Florida contains thousands of retirees living in a variety of facilities. Almost every week, in-depth articles are published in the Florida press dealing not only with the abuses found in senior care facilities but sociological studies on the effects of living alone, in assisted care facilities and nursing homes. Advertisements were published in Boston and Long Island newspapers and the results evaluated. Telephone conversations with several ministers and rabbis in New York and New Jersey indicated that there were people in their congregations that might be interested in the services we plan to offer and agreed to consider posting our information on their bulletin boards.

Elderly in assisted living facilities

Assisted living facilities provide the elderly with accommodation and basic assistance, making certain that they get properly dressed, take their medication(s) and providing two or three meals a day. Often the facility will permit the client to bring their own furniture and incidentals so that they are more comfortable with the surroundings. Our anecdotal research indicates that most facilities have social gatherings for those able and inclined to participate but there is no one, generally, except the client's immediate family, to make sure the client is receiving the care and attention that they are paying for.

Our representatives will make regular visits. He or she will spend time enquiring as to how the client is being treated; what his or her complaints are;
and when warranted reporting to the family. We will also take a date-stamped picture, keep it on file and send it to the family on request.

Elderly in nursing homes

In our anecdotal research, we experienced greatest concerns regarding the elderly in nursing homes. It is in the nursing home that the elderly is most helpless. Weakened physically and in many cases mentally, they are at the
complete reliance on the facility and their employees.   What we offer is an
inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment. It is our intention to be a source of information for the client's family, supplying a full report after each visit.

Our representatives

Our research indicates that recruiting representatives may be the simplest and most straightforward segment of our business. In Florida, for example, there are thousands of retirees, some as young as in their fifties and sixties that would desire and enjoy the opportunity to both augment their income and have something worthwhile to occupy some of their time. We believe we can recruit such representatives through the same church, synagogue and civic groups' bulletins along with informational flyers from associations for the elderly in retirement markets as we advertise our services. These recruitment advertisements will provide our contact information. Once a potential representative is contacted, we shall qualify such representative by conducting a through background search. While we cannot insure that such background check will provide all the relevant data, our spot checks will assist in re-
qualifying all representatives through their performance.    Both men and women
would be contracted with and paid on a per visit schedule as independent contractors. Proof of the visit would be completion of a report and the date stamped photo. Management plans on using spot checks to ensure quality of service.

Representatives will be required to accompany Mr. Weiss on several calls to observe first hand how visits are conducted. Because our mandate is to simply "observe and report" more emphasis will be placed on the selection of potential representatives. Because we intend to select our representatives from the ranks of the retired we will be paying particular attention to their empathy with the elderly.


Revenues

Our tentative fee schedule reads as follows:

     a)   Gold Service (once a week visits)            $40.00
     b)   Silver Service  (once every two week visits) $45.00
     c)   Regular Service (once every three weeks)     $50.00
     d)   Platinum Service (custom designed)      negotiated price

The fees charged are based on the frequency of visits. Accordingly, the greater the number of visits, the less the cost per visit. For example, a regular cost of $50.00 for a visit is reduced to $40.00 per visit for weekly scheduled visitations.

The fee schedule is based on the anecdotal research conducted by our director and is reflecting of what we believe the market will accept initially. This fee schedule is subject to adjustment as we expand our client base.

The services provided will vary based on the type of institution in which the client resides. Each type of institution will have a check list for the representative to complete along with procuring a date-stamped picture. This check list will be revised based on initial results as well as the response we receive from our client's families. (See "Exhibit 99.4")

We estimate that the independent contractors that act as our representatives will receive a percentage of the fees as paid. Management has not determined the amount of the percentage at this time. As we recruit and negotiate with representatives, management will determine if a standard or negotiated percentage will be appropriate. In addition, since management hopes to recruit representatives who are geographically near potential clients, this will eliminate any need to reimburse representatives for travel costs and travel time.
Thus, representatives will be responsible for travel costs and travel time and management will require that they disclaim any agency relationship with the company during such travel.

We will require automatic checking or credit card authorization for payment.

Marketing, advertising and public relations

Our research and marketing data has led us to the conclusion that simple radio, television and print advertising is prohibitively expensive with limited returns. "Establishing the brand" is a long and expensive procedure. We have found that contact with churches, synagogues and civic groups along with associations for the elderly in retirement markets and back where the family lives is a very effective method of attracting clients. Interviews by local media have also shown good results. We believe that the above methods can be successful and cost effective.

Specifically:
Advertising: Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations: Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country. Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country. Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

Implementation of the Business Plan

Milestones

The following criteria for the milestones are based on estimates derived from the anecdotal research and marketing data accumulated by our director. They are estimates only. The number of office staff, the quantity of brochures, the cost of identification and research of target markets and the other projected milestones are approximations only and subject to adjustment based on current costs and the needs of the company.

Mr. Weiss will be responsible for implementation of the milestones. We believe that it will only take a few hours a week to initially implement the business plan. Mr. Weiss will continue to act as a consultant to several clothing manufacturers in Canada and the United States but is prepared to devote additional time as needed to this endeavor if required. Once we are fully funded, Mr. Weiss intends to devote his full time to our business.

To date, we have made no arrangements with the various facilities for access to the premises or individuals we intend to server as clients. We have not, to date, had any discussions with any nursing homes or assisted living facilities for our representatives to monitor their activities. Authorization to visit will be granted in writing by the Client, whether it be the elderly patient or their guardians holding Power of Attorney. The facility will receive a copy of the form ( see "Exhibit 99.").


1. Completion of at least 50% of this offering and establishment of an office in south Florida including acquisition of furnishings, computers, telephones
    and other office necessities.
    Hiring of office staff and local advertising for representatives. Establishing background screening (including credit checks) for all potential representatives.
    Preparation of a color brochure listing and selling our service.

Estimated cost - $30,000

2.  Printing of brochure.
    Beginning contact with churches, synagogues civic organizations and organizations for the elderly in our market area.
    Contact with media outlets to attempt to obtain news coverage and feature interviews.

Estimated cost - $15,000

3.
      Identification and research on individual target markets (greater
Chicago,
     Boston, New York, Philadelphia, Pittsburgh etc.)
    List religious, civic and other organizations for contact.
    Identify media outlets and send out introductory correspondence outlining a planned visit and requesting appointments.
    Travel to first target market and set up appointments, interviews and media stories

Estimated cost - $6,000

4.
         Repeat process in at least 20 other markets whose retirees tend to choose
       Florida.

Estimated cost - $100,000

If the net proceeds received from this offering are not enough to accomplish the above we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders. No commitments to provide additional funds have been made by management or current shareholders. You can have no assurance that additional funds will be made available to Elderwatch on terms that will be acceptable, or at all. We expect to generate revenues shortly after commencement of business but there can be no assurance of this.

As funds become available, enabling us to begin operations, one staff member will be hired to answer telephones and mail brochures. This staff person could well be retired but interested in an activity that would him or her busy and at the same time augment their retirement funds. We anticipate that this will be a part time position expanding to full time. We will print 1,000 to 5,000 brochures at first, depending on the printer's price break. Allan Weiss will make himself available on a full time basis as the demands of the business dictate. When he is consistently busy on a full time basis, he will hire and train one or more representatives.

Our advertising and marketing focus will be directed to the areas where the families of the persons to be visited reside. We believe our typical visitee will have no family locally but will have family relations residing in the north. Print and electronic advertising may prove to be prohibitively expensive. While this method of exposing our services to the public is not completely out of the question, we have concluded that our plans to seek free exposure (feature stories, interviews, etc.) may be more cost efficient. We also must consider the possibility of word-of-mouth advertising. We believe that satisfied clients will breed more clients.

Our contacts with nursing homes and assisted living facilities will be minimal. The retirees' families will sign specific authorization slips that will enable our representative to visit the patient at any time during visiting hours. We intentionally will not be held to any schedule put forth by the facility but will be free to make random visits that we feel will maximize our effectiveness. Our representatives will be courteous and cooperative at all times while always keeping our service to the client paramount. To sum up, we work for the families that hire us, not the institution.

Regulation

While our service falls outside their mandate we intend to confer directly with all state and local government agencies that are concerned with the ongoing care of the elderly, particularly in our target states, California, Arizona and Florida. We intend to cooperate fully with social agencies of those states where we operate, including but not limited to, reporting any abuses or possible abuses observed by our representatives to the appropriate state authority.

Competition

State and local agencies charged with supervision of facilities for the elderly.
South Florida religious and fraternal organizations also provide visitation. We intend to provide a service that will enhance everything that these concerns are doing. Our service will provide several more pairs of eyes and ears and our representatives will be required to report any abuses or possible abuses observed by our representatives to the appropriate state authority. To managements knowledge, no other corporation provides the services we intend to provide.


Management's discussion and analysis or plan of operation

Upon the completion of all or part of the sale of shares contained in this offering Elderwatch, Inc. intends to proceed as quickly as possible to hire at least one office staff and to acquire office space and necessary equipment.


Estimated expenses for the next twelve months are as follows:

     Administration                                    $ 24,000
     Employee benefits*
                                                       $ 16,000
     Office rent
                                                       $ 24,000
     Office supplies (including furniture)             $ 20,000
     Development stage costs (including
     recruiting costs)                                $   1,500
     Website construction                             $  10,000
     Contingency (miscellaneous costs) (10%)          $   9,500

Total first year expenses                             $ 105,000

*health care and other insurance expenses

Currently, the company is not offering any services. In order for the company to commence its business plan, it must initially raise capital though this offering. The timing of the completion of the milestones needed to commence operations and generate revenue is contingent on the success of this offering (see "Milestones") and the acceptance of our services.

In the event, the maximum proposed offering proceeds are not received, operations would be scaled down. For example, administration costs of $24,000 would be eliminated and any administrative costs expended by an officer and director would be waived. The same officer and director would supply office space during the start-up process, eliminating the anticipated expense of $24,000 for office rent. Growth would be much slower and Elderwatch, Inc. would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough. Mr. Weiss would be required, and is prepared, to increase the amount of time he will devote to the business in order to generate such initial revenue. There can be no assurances that such additional time will be sufficient or effective to recruit representatives or market our services, both vital to our generating revenue. If less than half of our anticipated net proceeds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:
1.   cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

Currently, we do not have sufficient capital to maintain operations in the next twelve months. If we raise the maximum in this offering, management believes that we will not need to raise additional funds. If we realize the maximum proceeds from this offering we believe that no further funding will be necessary. All our clients will pay by cash, check or credit card. We anticipate have little or no accounts receivable. We expect to be able to generate cash very soon after beginning business. Allan Weiss is prepared to forego any remuneration until our business warrants it, thereby keeping expenses at a minimum. With this in mind, we feel confident that we will be able to successfully launch the business within the confines the amount subscribed for through this offering.

If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this Registration Statement. We may need to raise additional capital to fulfill all the targets listed in the "Use of Proceeds".

Should be able to raise only $100,000 (50% of the total offering) our advertising and public relations budget would be significantly smaller, while our startup costs would remain the same. This would result in serious belt tightening and a hiring freeze until our sales justified expansion. We estimate that we could say afloat for one year if we paid no rent, no salary to Mr. Weiss and hired only part time minimum wage office help. We feel confident, however, that we will be able to generate enough sales so that cash flows are positive before the end of that year.

If only the minimum amount is subscriber for in this offering, we believe that we would have six months to build the business to a point where it is self-sustaining. Should we fail to generate sufficient sales to carry even a drastically reduced overhead during this six month period, we would be forced to suspend operations and seek further financing. We have taken no steps to acquire such financing, cannot state that we will be able to acquire such financing if needed and you should not rely on any possibility that we can do so.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our
common stock could fall.   As an inducement for the selling shareholders to
invest in us, we agreed to register their stock. There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.

We are not affiliated with Elderwatch of Jacksonville or Elderwatch of Raleigh, NC. We currently are registered in the State of Florida (File number P98000098004). Once we have sufficient revenues, management intends to protect our rights in our name. We will rely on a combination of trademark and copyright law and trade secret protection. We cannot guarantee that our actions to protect our name will be adequate, that third parties will not infringe or misappropriate our name, or that we will be able to detect unauthorized use and take appropriate steps to enforce our rights.

We have become aware of several businesses using the name, Elderwatch or Elder Watch. One is a telephone service that checks on the retiree daily.
Elderwatch of Raleigh, North Carolina is a subsidiary of a local law firm. It offers medical record review, spot checking a facility, attending care-planning meetings, counseling, insurance and estate planning. Their practice seems to be limited to Raleigh and environs. The fees charged by the law firm will vary according to the extent of service.

Until recently there was an information service entitled "Elderwatch" which was produced by a broadcasting service in Jacksonville, Florida. The website supplying the information is down and this service seems to have been suspended. In any case, their service was completely different to ours.

A highly commendable service called AARP Elder Watch is operating in Colorado. Volunteers do much of the work involved and their service seems to be limited to nursing homes only and fraud perpetuated on seniors.

None of the above services compete in our market area. We plan on communicating with these services with the view to improving our own service and properly executing our "observe and report" mandate.

Description of property

Elderwatch, Inc. maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office. We pay no rent and own no real estate.

Certain relationships and related transactions

Prior to the date of this registration statement Elderwatch, issued to two individuals a total of 1,350,000 shares of common stock in consideration of their time and efforts in forming the corporation and contributing $7,000 in cash to conduct research and develop marketing data.

There are no contracts or affiliations with any third parties at this time.

Market for common equity and related stockholder matters

Elderwatch, Inc. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of Elderwatch, Inc. to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of Elderwatch, Inc. to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of Elderwatch, Inc. stock.


Executive compensation

No officer or director of Elderwatch, Inc. has received any remuneration. Although there is no current plan in existence, it is possible that Elderwatch, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". Elderwatch, Inc. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Changes in and disagreements with accountants on accounting and financial disclosures

There have been no changes in and/or disagreements with Janet Loss, C.P.A. P.C. on accounting and financial disclosure matters.

                             Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.






















                                  ELDERWATCH, INC.
                          (A Development Stage Enterprise)
                                FINANCIAL STATEMENTS





Table of Contents

Report of Independent Certified Public Accountants................... F - 2

Balance Sheet as of December 31,2003..................................F - 3

Statements of Operations for the year ended December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December
31,2003...............................................................F - 4

Statements of Changes in Shareholders' Equity for the periods from
November 18,1998 (inception) through December 31, 2003 ...............F - 5

Statements of Cash Flows for year ended December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December 31,
2003..................................................................F - 6

Notes to Financial Statements........................................ F - 7 -14
                                                                      F - 2










REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the shareholders and board of directors Elderwatch, Inc.:

We have audited the accompanying balance sheet of Elderwatch, Inc. (hereinafter referred to as "the Company") (a Development Stage Enterprise) as of December 31, 2003, and the related statements of income, shareholders' equity and cash flows for years ended December 31, 2003 and 2002 and for the period November 18, 1998 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elderwatch, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the periods ended December 31, 2003 and 2002 and for the period November 18, 1998 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note A, the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note A.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





JEWETT, SCHWARTZ & ASSOCIATES
HOLLYWOOD, Florida,
March 5, 2004











ELDERWATCH, INC.
BALANCE SHEET
December 31, 2003
(A Development Stage Enterprise)


                      ASSETS

Current Assets
Cash                                                                 $1,568
                                                                     ------
Total Assets                                                         $1,568
                                                                     ------

            LIABILITIES AND SHAREHOLDERS' EQUITY

                        LIABILITIES

TOTAL LIABILITIES                                                       $-

HAREHOLDERS' EQUITY

Preferred stock, $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding                                              -

Common stock, $0.001 par value; 100,000,000 shares authorized;
1,712,000 shares issued and outstanding                              1,712

Additional paid-in capital                                          24,288

Deficit accumulated during the development stage                   (24,432)
                                                                   -------
TOTAL SHAREHOLDERS' EQUITY                                           1,568
                                                                   -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                                $1,568












The accompanying notes are an integral part of these financial statements.
                                     F-3



ELDERWATCH, INC.
STATEMENTS OF OPERATIONS
(A Development Stage Enterprise)


                                             For the periods ended
                                           ------------------------------------
------

November 18,

1998
                                                    Years ended
                                           -------------------------
(Inception)

through
                                         December 31,  December 31,December 31,
                                                 2003          2002        2003
                                           ------------------------------------
-------
REVENUES                                          $-            $ -       $ -
                                                 ------------------------------
-------

Operating Expenses

Consulting                                      5,000             -       5,000
Legal and accounting                            8,273             -       8,273
Taxes and licenses                                240             -        240
Office expenses                                 2,596             -       2,596
Travel and market research                      8,323             -       8,323
                                               --------------------------------
-----
Total Operating Expenses                       24,432             -      24,432
                                               --------------------------------
-----

NET LOSS                                      (24,432)          $ -     (24,432)

=====================================

NET LOSS PER COMMON SHARE - basic and diluted  (0.015)          $ -     $(0.016)

=====================================
Weighted average number of
common shares outstanding - basic and diluted 1,638,937     1,555,000 1,555,869

=====================================






The accompanying notes are an integral part of these financial statements.
F-4







ELDERWATCH, INC.
(A Development Stage Enterprise)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY








Deficit
                               Preferred Stock         Common Stock       Accumulated
                               10,000,000              100,000,000        Additional  During the
                            shares authorized        shares authorized
                             Shares    Par Value     Shares  Par Value     Paid-In     Development
                             Issued  $.001 per       Issued  $.001 per     Capital     Stage          Total
                                       share                   share
                          ------------------------------------------------------------------------------

BALANCE - November 20,1998    -          -            $ -         -          $  -       $ -           $ -

Common stock issued                                   1,355,000  1,355        6,745                   8,100

Net loss for the period
November 20, 1998
Through December 31,1998                                                                    -             -
                          ---------------------------------------------------------------------------------

BALANCE - DECEMBER 31,
1998                         -           -            $1,355,000 1,355        $6,745     $ -          $ 8,100

Common stock issued                                    200,000     200         3,800                    4,000

Net loss                     -           -             -         -            -              -            -
                          ----------------------------------------------------------------------------------

BALANCE-DECEMBER 31, 1999    -           -            $1,555,000 1,555           10,545     $-          $12,100

Net loss                                                                                       -           -
                          ----------------------------------------------------------------------------------

BALANCE-DECEMBER 31,2000     -           -            $1,555,000 1,555           10,545     $-          $12,100

Net loss                                               -         -                  -          -           -
                          ----------------------------------------------------------------------------------

BALANCE-DECEMBER 31,2001     -           -             1,555,000 1,555           10,545       -           12,100

Net loss                                               -         -                 -          -           -

BALANCE-DECEMBER 31,2002     -           -             1,555,000 1,555           10,545     -           12,100

Issuance of common stock                               157,000   157              13,743     -           13,900

Net Loss                                                                                     (24,432)    (24,432)

BALANCE-DECEMBER 31, 2003                -             1,712,000 1,712             24,288     (24,432)     1,568

================================================================================================================





The accompanying notes are an integral part of these financial statements.
                                      F-5









ELDERWATCH, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS




                                                      For the periods ended
                                                 -----------------------------------------
                                                                             November 18,
                                                                                1998
                                                          Years ended        (Inception)
                                                 ---------------------------------------
                                                                               through
                                                   December 31, December 31, December 31,
                                                      2003         2002          2003
Cash Flows From Operating Activities
Net loss                                            (24,432)        $ -        $ (24,432)

Adjustments to reconcile net loss to net
cash used by operating activities                        -            -          -
                                                    --------------------------- ----------
Total adjustments                                        -            -          -
                                                    -------------------------------------

Net Cash Used by Operating Activities               (24,432)          -         (24,432)
                                                    -------------------------------------
Cash Flows From Investing Activities                     -            -          -

Cash Flows From Financing Activities
Issuance of common stock                             13,900           -         26,000
                                                    -------------------------------------
Net Cash Provided by Financing Activities            13,900           -         26,000
                                                    -------------------------------------

NET INCREASE (DECREASE) IN CASH                     (10,532)          -         1,568

CASH AT BEGINNING OF YEAR                            12,100        12,100        -
                                                    -------------------------------------

CASH AT END OF YEAR                                   1,568        12,100       1,568

                                                    =====================================






The accompanying notes are an integral part of these financial statements.
F-6





ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE A. DESCRIPTION OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Elderwatch, Inc. was formed in Florida on November 18, 1998 for the purpose of providing oversight services to families with elderly relatives requiring assisted living arrangements primarily in the Florida, California and Arizona markets.

Development Stage Enterprise: The Company is currently devoting substantially all of its efforts to establishing a new business and its planned principle operations have not commenced as of December 31, 2003. In their efforts to establish a new business, management is commencing with design of its business and marketing plans that include the following: preparation of a financial plan, cash forecast and operating budget; identifying markets to raise additional equity capital and debt financing; embarking on research and development activities; performing employment searches, recruiting and hiring technicians and management and industry specialists; acquiring operational and technological assets;
and, developing market and distribution strategies. General and administrative expenses include professional fees, internet service charges, and other related operating expenses.
Marketing and promotional expenses include costs incurred in connection with raising capital and promoting the Company.

Basis of Presentation and Going Concern: In accordance with SFAS No.7, the Company's policy regarding the preparation of these financial statements includes the presenting, in addition to its statements of operations, changes in shareholders' (deficiency) equity and cash flows, the acumulative amounts of revenues and expenses, stockholder equity transactions and cash flows since Inception through December 31, 2003.

The Company's independent accountants are including a "going concern" paragraph in their accountants' report accompanying these financial statements that cautions the users of the
Company's financial statements that these statements do not include any adjustments that might result from the outcome of this uncertainty because the Company is a development stage enterprise that has not commenced its planned principal operations. Furthermore, the "going concern" paragraph states that the Company's ability to continue is also dependent on its ability to, among other things, obtain additional debt and equity financing, identify customers, secure vendors and suppliers, and establish an infrastructure for its operations.
Even though the Company has not commenced planned principal operations or generated revenues from prospective customers nor has it secured the funding necessary to meet its current working capital needs, management believes that, despite the extent of the financial requirements and funding uncertainties going forward, it has under development a business plan that, if successfully funded and executed as an integral part of a financial structuring, the Company can overcome the concerns of the independent accountants within the next twelve months.







                                        F - 7





ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003





Management continues to actively seek various sources and methods of short and long-term financing and support; however, there can be no assurances that some or all of the necessary financing can be obtained. Management continues to explore alternatives that include seeking strategic investors, lenders and/or technology partners and pursuing other transactions that, if consummated, might ultimately result in the dilution of the interest of the current shareholders.

Because of the nature and extent of the uncertainties, many of which are outside the control of the Company, there can be no assurances that the Company will be able to ultimately consummate planned principal operations or secure the necessary financing.

Cash and Cash Equivalents -- The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition -- Service revenue is recognized at the time such services have been rendered to customers. Contract services revenue is recognized as services are performed. The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Start-up Costs: -- Cost incurred in connection with commencing operations, including general and administrative expenses, are charged to operations in the period incurred.

Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of -- In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed
Of" and the accounting and reporting provisions of Accounting Practice Bulletin ("APB") Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently
Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion).

This statement establishes the accounting model for long-lived assets to be disposed of by sale and applies to all long-lived assets, including discontinued operations. This statement requires those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS No. 144 in the fiscal year ending December 31, 2002.

SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be






                                         F - 8




ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. The Company adopted SFAS No. 144 in its evaluation of the fair value of certain assets .

Intangible Assets -- The Company accounts for intangible assets in accordance with SFAS 142. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is then recognized.

Stock Issued For Services -- The value of stock issued for services is based on management's estimate of the fair value of the Company's stock at the date of issue or the fair value of the services received, whichever is more reliably measurable.

Preferred Stock -- The Company has authorized 10,000,000 shares $.001 par value of preferred stock, with such designations, rights, preferences, privileges and restrictions to be determined by the Company's Board of Directors. As of December
31, 2003, no shares of preferred stock were issued and outstanding.

Research and Development Costs -- Generally accepted accounting principles state that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred. SFAS
No. 2 "Accounting for Research and Development Costs" requires that certain costs be charged to current operations including, but not limited to: salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes;
testing and modifying product and service capabilities and design; and, other similar costs.

Income Taxes -- The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No.
109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Since its inception, the Company has incurred net operating losses. Accordingly, no provision has been made for income taxes.

Loss Per Share -- The Company computed basic and diluted loss per share amounts for
December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December 31, 2003 pursuant to the SFAS No. 128, "Earnings per
Share." The assumed effects


                                      F - 9



ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

of the exercise of outstanding stock options, warrants, and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Authoritative Pronouncements

The FASB has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

SFAS No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS No. 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The



                                         F - 10




ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.
SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS No. 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS No. 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material effect on the Company's financial position, results of operations or liquidity.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transaction that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and
Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF




                                         F - 11



ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

No. 94-3. Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS No.146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure",amends SFAS No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No.
148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past,companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options. The adoption of the disclosure provisions of SFAS No. 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This
Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.






                                     F - 12





ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE B - INCOME TAXES
The Company provides for income taxes in accordance with SFAS No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. Since its formation the Company has incurred net operating losses.
As of December 31, 2003, the Company had a net operating loss carryforward available to offset future taxable income for federal and state income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carryforwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carryforwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carryforwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

At December 31, 2003, the Company has available net operating loss carry forwards of approximately $24,000 that expire in various years through 2024.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant component of the Company's deferred income tax asset would result from the net operating losses amounted to approximately $9,600.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full $9,600 valuation allowance at December 31, 2003 was necessary. The increase in the valuation allowance for the year ended December 31, 2003 was approximately $9,600.




                                    F - 13





ELDERWATCH, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD
FROM NOVEMBER 18, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE C - SHAREHOLDERS' EQUITY
On November 20, 1998, the Company issued 1,000,000 shares of common stock to its founders at par value.

On December 10, 1998, the Company issued 355,000 shares of common stock to its sole officer and director for $7,100.

On March 8, 1999, the Company issued 200,000 shares of common stock to its sole officer and director for $4,000.

Under a private placement offering through June 30, 2003, the Company sold 157,000 shares of its common stock for approximately $.095 per share, aggregating proceeds of $13,900.























                                           F - 14




PART II - Information not required in prospectus

Item 24.   Indemnification of directors and officers.

Pursuant to Florida law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Florida law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Elderwatch, Inc. filed as Exhibit 3.2, provide that Elderwatch, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Elderwatch, Inc., absent a finding of negligence or misconduct in office. The Bylaws also permit Elderwatch, Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Elderwatch, Inc. has the power to indemnify such person against liability for any of those acts.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:
          Legal and consulting fees  $15,000.00
          Accounting                   2,500.00
          Registration fees            1,300.00
          (Edgar filing and Printing)  4,000.00

TOTAL                                $22,800.00

To date Elderwatch, Inc. has spent a total of $ 13,000 for office expenses, market research and legal and accounting fees.




Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Elderwatch, Inc. securities without registration since its formation. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On November 20, 1998, Elderwatch, Inc. issued 1,000,000 shares of common stock to the officers and directors as founders' shares (specifically Allan Weiss and Gerry Salsky ) in return for the time, effort and expenditures to organize and form the corporation and the development of the business plan. On April 28, 1999 Elderwatch, Inc. issued 350,000 shares of common stock. at a price of $0.02 per share to Allan Weiss, our sole officer and director, in consideration of his advancing a total of $7,000 to conduct research and develop data. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Gerry Salsky. These securities were issued to the promoters of the company, bear a restrictive legend and were issued partially to Gerry Salsky, a citizen of Canada.

In June 2003, 36,000 shares of the registrant's common stock were issued to thirteen individuals at a price of $0.05 and 121,000 shares of the registrant's common stock were issued to sixteen individuals and corporations at a price of $.10 per share both in reliance on Section 3(b) of the Securities Act of 1933 and Rule 504 of regulation D promulgated thereunder.

On March 1 , 2003, the Board of Directors of Elderwatch, Inc. filed an amendment to its Articles of Incorporation with the state of Florida increasing the authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

No new transactions took place since June 2003. The last subscription was signed and funds deposited in May. A previous check for $750.00 was returned NSF in error. Subscriber made the check good in June 2003.

Item 27.   Exhibits.
The following exhibits are filed as part of this Registration Statement:

          Exhibit
          Number         Description

           3.1  Restated Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)
           99.1 Client Agreement
           99.2 Independent Contractor Agreement
           99.3 Consent to Visit form
           99.4 Report Form


               Item 28.   Undertakings

      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to
be  a  new  registration  statement relating to the         securities  offered
herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment  any
of   the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                    Interests of Named Experts and Counsel

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Our financial statements included in this prospectus have been audited by Jewett Schwartz & Associates, our independent public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                                  Signatures
Signatures
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida.

March 12, 2004

(Registrant)    Elderwatch, Inc.

By: /S/ Alan Weiss
           Alan Weiss, President, Secretary/Treasurer/
                           Principal executive officer

By: /S/ Alan Weiss
           Alan Weiss, President, Secretary/Treasurer/
     Principal accounting officer